UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 9, 2010

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-16614 (Commission File No.)	91-1261311 (IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Poniard Pharmaceuticals, Inc. (the “Company”) held on June 9, 2010 (the “2010 Annual Meeting”), the Company’s shareholders approved an amendment and restatement of the Company’s Amended and Restated 2004 Incentive Compensation Plan (the “2004 Plan”) (i) to increase the number of shares of common stock issuable under the 2004 Plan by 1,200,000 shares, such that the number of shares issuable under the 2004 Plan increased from 9,738,159 shares to 10,938,159 shares (which number includes the automatic share increases that have occurred to date under the 2004 Plan’s evergreen provision) and (ii) to increase the limits on the number of shares that may be granted as awards to individuals in a calendar year to qualify such awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.  Under the increased limits, an individual may receive a grant of awards for up to 1,200,000 shares of the Company’s common stock in a calendar year, except that a newly hired individual may receive a one-time award for up to 1,500,000 shares of common stock in the calendar year of hire.   Shareholders also re-approved the material terms for performance-based awards under the 2004 Plan.

Stock options, restricted stock awards and stock units may be granted under the 2004 Plan to selected employees, officers, directors, agents, consultants, advisors and independent contractors of the Company or a related company.  The Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) and the Equity Awards Subcommittee of the Committee are authorized to administer the 2004 Plan.  The plan administrator has the authority to, among other things, select the individuals to receive awards under the 2004 Plan and to determine the types of awards granted, the number of shares subject to each award, and the other terms and conditions of awards.

The Company’s Board generally may suspend, amend or terminate the 2004 Plan at any time, subject to shareholder approval for any amendment to the extent required by applicable law, regulation or stock exchange rule.  The 2004 Plan terminates on June 16, 2016, unless sooner terminated by the Board.

The foregoing does not purport to be a complete summary of the 2004 Plan and is qualified in its entirety by reference to the full text of the 2004 Plan, which was filed with the Securities and Exchange Commission on April 28, 2010  as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A for the 2010 Annual Meeting.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2010, the Board of Directors of the Company approved an amendment and restatement of the Company’s Bylaws to clarify the shareholder quorum and voting requirements set forth Sections 1.8 and 1.9 thereof.  A copy of the Amended and Restated Bylaws effective June 9, 2010 is attached hereto as Exhibit 10.2.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting, the Company’s shareholders voted on the following matters with the following results:

1.               Election of ten directors to the Board to serve until the 2011 Annual Meeting of Shareholders or until their successors have been elected and qualified.  There were 15,986,624 broker non-votes for each director nominee.

	For	Withhold
Gerald McMahon, PhD	17,369,405	472,604
Robert S. Basso	16,571,647	1,270,362
Frederick B. Craves, PhD	17,412,190	429,819
E. Rolland Dickson, MD	16,573,982	1,268,027
Carl S. Goldfischer, MD	17,416,567	425,442
Robert M. Littauer	16,576,829	1,265,180
Ronald A. Martell	17,410,154	431,855
Nicholas J. Simon III	16,487,065	1,354,944
David R. Stevens, PhD	17,416,848	425,161
Gary A. Lyons	17,313,231	528,778

2.               Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes
33,573,423	166,529	88,680	0

3.               Proposal to amend the 2004 Plan (i) to increase the number of shares of common stock issuable under the 2004 Plan from 9,738,159 shares to 10,938,159 shares and (ii) to increase the limits on the number of shares that may be granted as awards to individuals in a calendar year to qualify such awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.  Shareholders also approved the material terms for performance-based awards under the 2004 Plan.

For	Against	Abstain	Broker Non-Votes
15,107,852	2,693,713	40,444	15,986,624

Section 9 – Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)          Exhibits

10.1              Poniard Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on April 28, 2010)

10.2              Amended and Restated Bylaws of Poniard Pharmaceuticals, Inc. effective June 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: June 14, 2010	By:	/s/ Michael K. Jackson
Name: Michael K, Jackson
Title: Sr. Director, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Poniard Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on April 28, 2010)

10.2	Amended and Restated Bylaws of Poniard Pharmaceuticals, Inc. effective June 9, 2010